Exhibit 99.1

NEWS RELEASE Dawson Geophysical Company 508 W. Wall, Suite 800 Midland, TX 79701
Company Contact:
Christina W. Hagan
Chief Financial Officer
(800) 332-9766
www.dawson3d.com
Dawson Geophysical to Issue First Quarter 2011 Results and
Hold Investor Conference Call
MIDLAND, Texas, January 26, 2011/PRNewswire-FirstCall/ — — Dawson Geophysical Company (Nasdaq: DWSN — News) announced today that it plans to publicly release financial results for its quarter ended December 31, 2010, the Company’s first quarter of fiscal 2011, before the market opens on Wednesday, February 2, 2011. An investor conference call to review the first quarter results will be held on Wednesday, February 2, 2011, at 9:00 a.m. Central Time.

Date:	Wednesday, February 2, 2011

Time:	10:00 AM EST 9:00 AM CST 8:00 AM MST 7:00 AM PST

Call:	(866) 322-9730 (US/Canada) and (706) 679-6054 (International) Passcode 40644205

Internet:	Live and rebroadcast over the internet, log onto http://www.dawson3d.com

Replay:	Available through Friday, February 4, 2011, at (800) 642-1687 (US/Canada) and (706) 645-9291 (International), Passcode 40644205, and available for 30 days on the Company’s web site at http://www.dawson3d.com
Dawson Geophysical Company is the leading provider of U.S. onshore seismic data acquisition services as measured by the number of active data acquisition crews. Founded in 1952, Dawson acquires and processes 2-D, 3-D, and multi-component seismic data solely for its clients, ranging from major oil and gas companies to independent oil and gas operators as well as providers of multi-client data libraries.
In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, Dawson Geophysical Company cautions that statements in this press release which are forward-looking and which provide other than historical information involve risks and uncertainties that may materially affect the Company’s actual results of operations. These risks include but are not limited to, the volatility of oil and natural gas prices, dependence upon energy industry spending, disruptions in the global economy, industry competition, delays, reductions or cancellations of service contracts, high fixed costs of operations, external factors affecting our crews such as weather interruptions and inability to obtain land access rights of way, whether we enter into turnkey or term contracts, crew productivity, limited number of customers, credit risk related to our customers, the availability of capital resources and operational disruptions. A discussion of these and other factors, including risks and uncertainties, is set forth in the Company’s Form 10-K for the fiscal year ended September 30, 2010. Dawson Geophysical Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.
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Source: Dawson Geophysical Company